EXHIBIT 10.1
FORM OF AMENDMENT TO EMDEON CORPORATION
EQUITY COMPENSATION PLANS AND STOCK OPTION AGREEMENTS
Explanatory Note
Emdeon Corporation (the “Corporation”) maintains numerous equity compensation plans and stock option agreements, including without limitation the plans and stock option agreements listed on Annex A attached hereto (collectively, the “Emdeon Plans”). In light of recent guidance in connection with the accounting principles for equity based compensation under FAS 123(R), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Corporation determined it to be desirable and appropriate to amend the antidilution provisions of each of the Emdeon Plans to require adjustment of the terms of the outstanding awards granted under such Emdeon Plans in the event that the Corporation experiences an equity restructuring event. The amendments were effective July 27, 2006.
Form of Amendment
Each of the Emdeon Plans was amended by adding the following new section to the end thereof:
     “Adjustments. Notwithstanding any other provision set forth herein to the contrary, upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), (d) any exchange of the Common Stock or other securities of Emdeon Corporation (the “Corporation”), or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, or (e) a sale of all or substantially all the business or assets of the Corporation as an entirety, then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:
(1)	proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (C) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right, to the extent applicable) of any or all outstanding awards, (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (E) the performance standards applicable to any outstanding awards, or

(2)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights (as applicable), but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an Incentive Stock Option, the Administrator may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected participant.
In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (1) above shall nevertheless be made.”

ANNEX A
The 1999 CareInsite, Inc. Officer Stock Option Plan
The 1999 CareInsite, Inc. Employee Stock Option Plan
CareInsite, Inc. 1999 Director Stock Option Plan
The 1999 Medical Manager Corporation Stock Option Plan for Employees of Medical Manager Systems, Inc.
Medical Manager Corporation Amended and Restated 1996 Long-Term Incentive Plan
Form of Stock Option Agreement between Synetic, Inc. and Particpant (Kang and Singer)
Synetic, Inc. Amended and Restated 1989 Class A Stock Option Plan
Synetic, Inc. Amended and Restated 1989 Class B Stock Option Plan
Synetic, Inc. 1991 Director Stock Option Plan
Synetic, Inc. Amended and Restated 1991 Special Non-Qualified Stock Option Plan
Synetic, Inc. 1996 Class C Stock Option Plan
Synetic, Inc. 1997 Class D Stock Option Plan
1997 Holstein NQ Plan
Porex Technologies Corp. 1998 Stock Option Plan
Synetic, Inc. 1998 Class E Stock Option Plan
Martin J. Wygod 2000
Executive 8/21/00 Grants
OnHealth Network Company Amended and Restated 1997 Stock Option Plan
WebMD, Inc. Amended and Restated 1997 Stock Incentive Plan
ActaMed Corporation 1997 Stock Option Plan
ActaMed Corporation 1995 Stock Option Plan
ActaMed Corporation 1994 Stock Option Plan
Sapient Health Network, Inc. 1996 Stock Incentive Plan
Mede America Corporation & and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan
MedE America Corporation and its Subsidiaires Stock Option & and Restricted Stock Purchase Plan
Greenberg News Networks, Inc. 1997 Stock Option Plan
Emdeon Corporation Envoy Stock Plan
Emdeon Corporation 2001 Employee Non-Qualified Stock Option Plan as amended on November 25, 2001
W. Gattinella Plan
Emdeon Corporation 2003 Non-Qualified Stock Option Plan for Employees of Advanced Business Fulfillment, Inc.
Emdeon Corporation 2004 Non-Qualified Stock Option Plan for Employees of Dakota Imaging, Inc.
Emdeon Corporation 2004 Non-Qualified Stock Option Plan for Employees of ViPS, Inc.
The 2002 Restricted Stock Plan of Emdeon Corporation
Emdeon Corporation 1996 Stock Plan
Emdeon Corporation 2000 Long-Term Incentive Plan